UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2023

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the closing of the Hibernia Acquisition and the Tap Rock Acquisition (as each is defined below), on August 2, 2023, Civitas Resources, Inc. (the “Company”) entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”), among the Company, the guarantors party thereto (the “Guarantors”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), which Fourth Amendment amends the terms of that certain Amended and Restated Credit Agreement, dated as of November 1, 2021 (the “Credit Agreement”) among the Company, the Guarantors, each lender from time to time party thereto, and the Administrative Agent.

The Fourth Amendment amends the Credit Agreement to, among other things: (i) extend the maturity date to August 2, 2028, (ii) increase the Borrowing Base (as defined in the Credit Agreement) by $1,150,000,000 for a new cumulative Borrowing Base of $3,000,000,000, (iii) increase the aggregate elected commitments of the lenders under the Company’s existing credit facility by an additional $850,000,000, for a total increased facility size of $1,850,000,000 in aggregate elected commitments and (iv) increase the aggregate maximum credit amounts to a cumulative $4,000,000,000.

The foregoing description of the Fourth Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

The information set forth in Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Hibernia Acquisition

As previously disclosed, on June 19, 2023, the Company entered into a membership interest purchase agreement (the “Hibernia Acquisition Agreement”) with Hibernia Energy III Holdings, LLC, a Delaware limited liability company ( “HE3 Holdings”), and Hibernia Energy III-B Holdings, LLC, a Delaware limited liability company (“HE3-B Holdings” and, collectively with HE3 Holdings, the “Hibernia Sellers”), pursuant to which the Company agreed to purchase all of the issued and outstanding equity ownership interests of Hibernia Energy III, LLC and Hibernia Energy III-B, LLC (collectively, the “Hibernia Interests”).

On August 2, 2023, the Company completed the Hibernia Acquisition for a purchase price of approximately $2,250,000,000 in cash paid to the Hibernia Sellers for the Hibernia Interests. The Hibernia Acquisition provides for customary post-closing adjustments to the purchase price based on an effective date of July 1, 2023.

Tap Rock Acquisition

As previously disclosed, on June 19, 2023, the Company entered into a membership interest purchase agreement (as may be amended from time to time, the “Tap Rock Acquisition Agreement”) with Tap Rock Resources Legacy, LLC, a Delaware limited liability company (“Tap Rock I Legacy”), Tap Rock Resources Intermediate, LLC, a Delaware limited liability company (“Tap Rock I Intermediate” and, together with Tap Rock I Legacy, the “Tap Rock I Sellers”), Tap Rock Resources II Legacy, LLC, a Delaware limited liability company (“Tap Rock II Legacy”), Tap Rock Resources II Intermediate, LLC, a Delaware limited liability company (“Tap Rock II Intermediate” and, together with Tap Rock II Legacy, the “Tap Rock II Sellers”), Tap Rock NM10 Legacy Holdings, LLC, a Delaware limited liability company (“NM10 Legacy”), and Tap Rock NM10 Holdings Intermediate, LLC, a Delaware limited liability company (“NM10 Intermediate” and together with NM10 Legacy, the “NM10 Sellers”, and the NM10 Sellers, together with the Tap Rock I Sellers and Tap Rock II Sellers, the “Tap Rock Sellers”), solely in its capacity as “Sellers’ Representative” (as defined therein) , Tap Rock I Legacy (the “Tap Rock Sellers’ Representative”), and solely for the limited purposes set forth therein, Tap Rock Resources, LLC, a Delaware limited liability company, pursuant to which the Company agreed to purchase all of the issued and outstanding equity ownership interests of Tap Rock AcquisitionCo, LLC, a Delaware limited liability company, Tap Rock Resources II, LLC, a Delaware limited liability company, and Tap Rock NM10 Holdings, LLC, a Delaware limited liability company (collectively, the “Tap Rock Interests”) from the Tap Rock I Sellers, the Tap Rock II Sellers and the NM10 Sellers, respectively.

On August 2, 2023, the Company completed the Tap Rock Acquisition for a purchase price of (i) approximately $1,500,000,000 million in cash and (ii) 13,538,472 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) valued, for purposes of the Tap Rock Acquisition Agreement, at approximately $950,000,000 (the “Tap Rock Stock Consideration”) as total consideration paid to the Tap Rock Sellers for the Tap Rock Interests. The Tap Rock Acquisition provides for customary post-closing adjustments to the purchase price based on an effective date of July 1, 2023.

Concurrently with the consummation of the Tap Rock Acquisition, pursuant to the terms of the Tap Rock Acquisition Agreement, the Company and designees of the Tap Rock Sellers entered into a registration rights agreement, dated as of August 2, 2023 (the “Registration Rights Agreement”), pursuant to which the Company agreed to, among other things, file with the U.S. Securities and Exchange Commission a shelf registration statement (the “Registration Statement”) covering the resale of the Shares comprising the Tap Rock Stock Consideration issued in the Tap Rock Acquisition.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business to be acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this Report not later than 71 calendar days after the date this Report is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this Report not later than 71 calendar days after the date this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated August 2, 2023, among Civitas Resources, Inc., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent.
10.2	Registration Rights Agreement, dated as of August 2, 2023, by and between Civitas Resources, Inc. and the persons identified on Schedule I thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2023		Civitas Resources, Inc.

	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Chief Legal Officer and Secretary